™ MERI CHINA LLC
9116 E. SPRAGUE AVE #888
SPOKANE, WA 99206, USA

Quotation

Date	Quote #
2/22/2010	KOKO-1-0

Name / Address
KOKO LTD. 6411 S. AUER STREET SPOKANE, WA 99223

INB
invoice KOKO-1-0 check #
receipt 1/2 down 1129
$48,000
Hong Huang Gregory Duff

Terms	Rep	FOB		Other
50%Dwn 50% Del	HH	China		

Item	Description	Qty	Cost (US$)	Total (US$)
LCD-Steak Timer Mold	LCD Steak Timer Mold, LCD Screen, 52.5*44.5mm, 2nd new mold	1.00	1,468.00	1,468.00
Packing Molds	My Steak Chef Packaging molds, including inner box mold, Master Ctn mold, artwork die, instruction sheet die, transfer printing die	1.00	335.00	335.00
PCB Mold	My Steak Chef PCB mold (PCB with Immersion Gold, 1mm)	1.00	868.00	868.00
Plastic case mold	My Steak Chef plastic case molds, including top, buttom case, spacer, battery cover, 5 pcs of button	1.00	7,989.55	7,989.55
Redesign NRE Cost	Redesign one time NRE Cost, My Steak Chef, including program burning cost, LCD vendor qualification trip expenses, PCB sample cost, PCB setup cost, and sample express cost	1.00	3,783.65	3,783.65
My Steak Chef Complete	My Steak Chef Complete Unit, including chip flash burning, LCD w/ backlite, PCBA, Top assembly, Testing, Transfer printing, instruction sheet, unit packaging and Master carton packaging.	10,000.00	7.76	77,600.00
Customs Duty	My Steak Chef Customs Duty. Classification 9106.10.9055.1: Apparatus for measuring, recording of otherwise indicating intervals of time with clock or watch movement, battery powered with opto-electronic display only. 3.9%	10,000.00	0.30	3,000.00
Shipping & Handling	My Steak Chef Unit Shipping and Handling. China to Spokane, Ocean and ground, insurance included.	10,000.00	0.10	1,000.00

Total (US$) $96,044.20

Signature Gregory Duff Koko Ltd President

Phone #	Fax #	E-mail
509-230-2087	888-293-0159	hongh@merichina.com

Hong Huang, MERI LLC
2/22/2010